Exhibit 99.B(i)(1)

[Letterhead of Kramer Levin Naftalis & Frankel LLP]

August 22, 2008

The Victory Portfolios

127 Public Square

Cleveland, OH 44114

Re:                               The Victory Portfolios

Ladies and Gentlemen:

We have acted as counsel to The Victory Portfolios, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on originals or copies of the following documents, certified or otherwise identified to our satisfaction:  the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (the “Certificate”); the Governing Instrument; the Trust Instrument of the Trust dated as of December 6, 1995, as amended February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”); the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust and resolutions dated October 22, 1997, October 8, 1998, October 9, 1998, December 11, 1998, February 23, 1999, August 17, 1999, December 1, 1999, May 23, 2001, August 8, 2001, December 12-13, 2001, February 26, 2002, December 2-3, 2002, August 5, 2003, August 12, 2005, November 29-30, 2006, February 7-8, 2007, May 23-24, 2007 and May 28, 2008 relating to the establishment of, or changes in, certain of the Funds or Classes thereof (or both) (each such term used as defined below) (such resolutions, together with the Governing Instrument and Bylaws of the Trust are referred to as the “Governing Documents”); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all

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other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable; (v) that no event has occurred that would cause a termination or dissolution of any of the Funds or Classes under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vii) that the redesignation of the Prime Obligations Fund Class A Shares to Select Shares as reflected in the resolutions of the Trustees dated May 23, 2001 was superseded and rendered ineffective by the subsequent approval by the Trustees of documents relating to the Prime Obligations Fund, including the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, as from time to time in effect, which reflect that the Prime Obligations Fund continues to have issued and outstanding Class A Shares but no issued and outstanding Select Shares; and (viii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Nichols, Arsht & Tunnell LLP, Delaware counsel to the Trust, a copy of which is attached hereto and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                       The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each of the following Series of the Trust (each a “Fund” and collectively, the “Funds”) and each class of each Fund referenced herein (each a “Class”) is a validly existing Series or Class thereof, as applicable, of the Trust:  Balanced Fund (Class A, Class C, Class I and Class R), Core Bond Fund (Class A and Class I), Diversified Stock Fund (Class A, Class C, Class I and Class R), Established Value Fund (Class A and Class R), Federal Money Market Fund (Investor Class and Select Class), Financial Reserves Fund (Class A), Focused Growth Fund (Class A, Class C and Class R), Fund for Income (Class A, Class C and Class R), Government Reserves Fund (Select Class and Trust Class), Institutional Money Market Fund (Investor Class and Select Class),

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International Fund (Class A, Class C and Class I), International Select Fund (Class A, Class C and Class I), Investment Grade Convertible Fund (Class A and Class I), National Municipal Bond Fund (Class A), Ohio Municipal Bond Fund (Class A), Ohio Municipal Money Market Fund (Class A), Prime Obligations Fund (Class A), Small Company Opportunity Fund (Class A, Class I and Class R), Special Value Fund (Class A, Class C, Class I and Class R), Stock Index Fund (Class A and Class R), Tax-Free Money Market Fund (Class A) and Value Fund (Class A, Class C, Class I and Class R).

2.                                       Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm.  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as a post-effective amendment to the Trust’s Registration Statement on Form N-1A.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Trust’s Registration Statement.

Very truly yours,

Kramer Levin Naftalis & Frankel LLP

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MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET
P.O. Box 1347
WILMINGTON, DELAWARE 19899-1347

302 658 9200
302 658 3989 FAX

August 21, 2008

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY  10036

Re:          The Victory Portfolios

Ladies and Gentlemen:

We have acted as special Delaware counsel to The Victory Portfolios, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:  the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (the “Certificate”); the Governing Instrument; the Trust Instrument of the Trust dated as of December 6, 1995, as amended February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”); the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust and resolutions dated October 22, 1997, October 8, 1998, October 9, 1998, December 11, 1998, February 23, 1999, August 17, 1999, December 1, 1999, May 23, 2001, August 8, 2001, December 12-13, 2001, February 26, 2002, December 2-3, 2002, August 5, 2003, August 12, 2005, November 29-30, 2006, February 7-8, 2007, May 23-24, 2007 and May 28, 2008 relating to the establishment of, or changes in, certain of the Funds or Classes thereof (or both) (each such term used as defined below) (collectively, the “Resolutions” and, together with the Governing Instrument and Bylaws of the Trust, the “Governing Documents”); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission (the “Commission”) on December 28, 1995; and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable; (v) that no event has occurred that would cause a termination or dissolution of any of the Funds or Classes under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vii) that the redesignation of the Prime Obligations Fund Class A Shares to Select Shares as reflected in the resolutions of the Trustees dated May 23, 2001 was superseded and rendered ineffective by the subsequent approval by the Trustees of documents relating to the Prime Obligations Fund, including the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, as from time to time in effect, which reflect that the Prime Obligations Fund continues to have issued and outstanding Class A Shares but no issued and outstanding Select Shares; (viii) that, except as provided in assumption (vii) above, any action required by any Resolution (including, but not limited to, the filing of any supplement or form with the Commission in order to effectuate the name change of any Fund or a redesignation of any Class of Shares of any Fund) has been so taken; and (ix) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.             The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each of the following Series of the Trust (each

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a “Fund” and collectively, the “Funds”) and each class of each Fund referenced herein (each a “Class”) is a validly existing Series or Class thereof, as applicable, of the Trust:  Balanced Fund (Class A, Class C, Class I and Class R), Core Bond Fund (Class A and Class I), Diversified Stock Fund (Class A, Class C, Class I and Class R), Established Value Fund (Class A and Class R), Federal Money Market Fund (Investor Class and Select Class), Financial Reserves Fund (Class A), Focused Growth Fund (Class A, Class C and Class R), Fund for Income (Class A, Class C and Class R), Government Reserves Fund (Select Class and Trust Class), Institutional Money Market Fund (Investor Class and Select Class), International Fund (Class A, Class C and Class I), International Select Fund (Class A, Class C and Class I), Investment Grade Convertible Fund (Class A and Class I), National Municipal Bond Fund (Class A), Ohio Municipal Bond Fund (Class A), Ohio Municipal Money Market Fund (Class A), Prime Obligations Fund (Class A), Small Company Opportunity Fund (Class A, Class I and Class R), Special Value Fund (Class A, Class C, Class I and Class R), Stock Index Fund (Class A and Class R), Tax-Free Money Market Fund (Class A) and Value Fund (Class A, Class C, Class I and Class R).

2.             Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance.  Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent.  We hereby consent to the filing of a copy of this opinion with the Commission as a post-effective amendment to the Trust’s Registration Statement on Form N-1A.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering

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